Exhibit 99.1

iGATE Reports Strong Third Quarter Earnings with Solid Margins; Profits up by 97.9%

Announces first-ever CEO Golf Cup in North America; Increases local hiring in U.S. facilities

Fremont, CA – Oct 12, 2012

iGATE Corporation (NASDAQ:IGTE), the first integrated Technology and Operations Company providing Business Outcomes-business based solutions, today announced its financial results for the third quarter and nine months ended September 30, 2012.

Third Quarter Highlights

•	Net income for the third quarter of 2012 increased by 97.9% to $28.3 million from $14.3 million in the third quarter of 2011

•	Revenues for the third quarter of 2012 increased by 2% to $271.1 million from $265.7 million in the third quarter of 2011

•	Gross margin was 39.8% for the third quarter of 2012 compared to 36.9% in the corresponding quarter of 2011

•	Diluted earnings per share for the third quarter of 2012 were $0.27 GAAP; $0.46 non-GAAP

•	iGATE added nine new customers including five Fortune 1000 companies during the quarter

•	The company ended the third quarter of 2012 with 27,543 employees

Phaneesh Murthy, CEO, iGATE said, “On the revenue outlook, it has not been a happy quarter with extended lead-time in client decision making and contract renewals slowing our revenue growth. From a margin perspective, however, I am extremely pleased with our profitability as we continue to sustain strong gross margins and adjusted EBITDA.”

“With the opening of our new facility in Virginia and recent hirings in our facilities in Pensacola and El Paso, we have been steadily increasing local hiring in the U.S.” he added.

Sujit Sircar, CFO, iGATE said, “I am pleased that our corporate restructuring is proceeding according to schedule as we move towards our vision of ‘one company’. I am also pleased to report that we have continued to maintain high earnings growth. However, volatility in the foreign exchange market remains to be a cause of concern.”

Third Quarter Operating Results

Results for the three and nine months period ended September 30, 2012 and 2011, respectively on a GAAP and non-GAAP basis are provided in the table below.

				Nine months ended FY’12	Nine months ended FY’11
	Q3 FY’12	Q3 FY’11	Y/Y			Y/Y
Net revenue ($Millions)	271.1	265.7	2.0%	802.3	511.9	56.7%
Operating margin($Millions)	53.7	37.7	42.4%	149.9	54.4	175.6%
GAAP net income ($Millions)	28.3	14.3	97.9%	65.0	36.2	79.6%
GAAP diluted EPS ($)	0.27	0.10	170.0%	0.56	0.28	100.0%

New customer wins in the quarter

•

A leading U.S. based Fortune 1000 company that provides health insurance services chose iGATE to streamline administration of its Long Term Care Insurance products. iGATE is working on a brand-transformational engagement of the company and will also provide integrated technology and operations-related services to facilitate lower costs of administration and increased profitability.

•

A large European financial institution has hired iGATE to adopt our post-trade settlement service to manage its standing settlement instructions more efficiently. This multi-year service agreement will allow the institution to manage large volumes of post-trade related data significantly more effectively; thereby minimizing errors and reducing re-work in its offices.

•

A U.S.-based Fortune 500 company that manufactures pharmaceutical and biotech products partnered with iGATE to reduce its cost of sales and, consequently, enhance its profits. As part of the engagement, iGATE will develop the company’s first mobile applications for its sales force, enabling them to seamlessly access data during sales calls, prepare quotes, check inventory and retrieve product specifications in a mobile environment. iGATE will also continuously enhance the integration of the mobile application with the company’s enterprise computer systems to positively impact the company’s profitability.

•

iGATE has been hired by a leading Malaysian mobile network operator to increase the quality standards of its mobile data and operations. iGATE will act as an independent testing partner and provide a wide range of quality assurance and testing services for policy, architectural, operational and other mobile data related systems.

•

A U.S.-based healthcare company that focuses on treating primary and recurrent prostate cancer selected iGATE to help improve its physician throughput. As part of this engagement, iGATE will deliver next-generation product design using “High Intensity Focused Ultrasound”. The product will be developed under very aggressive go-to-market timelines and is intended to demonstrate measurable work-flow improvements to the physicians’ efficiency and turnaround time.

Corporate Highlights and Recognitions

•

iGATE, in association with Forbes of North America, announced its first-ever CEO Golf Cup event to be held on 12th and 13th January, 2013. CEOs from leading international companies were invited to compete in this event being held at the Sawgrass Marriott Golf Resort & Spa in Florida. iGATE will donate $100,000 to the winner’s favorite charities.

•

iGATE opened a new US facility in Sterling, Virginia on 15th August, 2012. iGATE has expended over a million dollars on improvements to this facility, and over the next couple of years expects to create over 250 jobs in the region.

•

The Indo-Canadian Chamber of Commerce in Toronto invited Phaneesh Murthy to be its keynote speaker at a recent event. Mr. Murthy highlighted the importance of leveraging trade engagements between Canada and India to enhance the economic and productivity benefit of both countries.

•	iGATE was awarded the prestigious ‘Golden Peacock Innovation Management Award’ for the year 2012. This Award is regarded as one of the most esteemed awards for corporate organizational innovation.

Conference Call and Webcast

iGATE will host a telephone conference call on Friday, October 12, 2012 at 8:00 am Eastern time to discuss the results of the three and nine months ended September 30, 2012. The live discussion may be accessed by dialing 877-407-8037 (toll free) or 201-689-8037 (toll) and entering account number 293 and conference number 397094. The on-demand version of the webcast will be available on the iGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll).The telephonic replay can be accessed by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 400892. This replay will be available until October 19, 2012.

About Business Outcomes

iGATE’s industry-first Business Outcomes-based approach focuses on the realization of tangible and measurable results, unlike traditional models which are driven by work, effort, time and manpower. By integrating technology and processes in a proprietary way and pricing services on results, iGATE exchanges fixed costs for a variable cost structure in an attempt to get clients to pay-for-results-only while enabling them adjust to the peaks and valleys of their demand.

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of over 27,000 employees and consistently delivers effective solutions to over 300 companies including Fortune 1000 clients spanning verticals such as: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment, leisure and travel; communication, energy and utilities; public sector; and independent software vendors. Please visit www.igate.com for more information.

iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets comprise value of customer relationships from the recent acquisition of iGATE Computer Systems Limited (formerly known as Patni Computer Systems Limited and referred to herein as “Patni”) and the previous delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important aspect of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Foreign Exchange gain: The Company entered into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on payments related to the acquisition of Patni. We also recognized favorable foreign currency gain on re-measurement of escrow account balance maintained for facilitating payments related to the Patni acquisition. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of Patni. During the year 2012, the Company recognized foreign currency loss on re-measurement of escrow account balance and foreign exchange gain on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•	Severance Cost: As a result of the acquisition of Patni, iGATE incurred severance costs in connection with the termination of the services of some of Patni’s employees.

•

Delisting expenses: iGATE voluntarily delisted the equity shares of its majority owned subsidiary, Patni from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Merger and reorganization expenses: iGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. We believe that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of our current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the benefits of the Patni acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to our acquisition of Patni; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the Patni acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company’s other reports filed with the Securities and Exchange Commission and risks related to the business of Patni as set forth in Patni’s Annual Report in Form 20-F for the fiscal year ended December 31, 2011. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact	Investor Contact

Prabhanjan Deshpande “PD” +91 80 4104 5006 PD@igate.com	Araceli Roiz +1 510 896 3007 araceli.roiz@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	September 30, 2012 (unaudited)	December 31, 2011 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$97,708	$75,440
Restricted Cash	11,400	—
Short-term investments	450,029	354,528
Accounts receivable, net	161,092	172,711
Unbilled revenues	91,378	45,223
Prepaid expenses and other current assets	48,162	18,752
Foreign exchange derivative contracts	6,235	277
Prepaid income taxes	8,184	8,341
Deferred tax assets	25,517	20,574
Receivable from Mastech Holdings, Inc.	—	187

Total current assets	899,705	696,033

Deposits and other assets	28,053	32,102
Prepaid income taxes	23,769	18,481
Property and equipment, net	163,470	175,672
Leasehold land	90,623	90,339
Deferred tax assets	27,678	30,456
Goodwill	513,089	511,060
Intangible assets, net	152,851	160,706

Total assets	$1,899,238	$1,714,849

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,709	$7,857
Accrued payroll and related costs	54,201	71,913
Accrued income taxes	775	3,993
Line of credit	57,000	57,000
Term loan	17,500	—
Other accrued liabilities	97,104	77,988
Foreign exchange derivative contracts	9,401	12,471
Deferred revenue	16,617	22,412

Total current liabilities	259,307	253,634

Other long-term liabilities	4,197	4,610
Senior notes	770,000	770,000
Term Loan	278,000	—
Foreign exchange derivative contracts	—	6,739
Accrued income taxes	23,951	17,672
Deferred tax liabilities	61,354	58,992

Total liabilities	1,396,809	1,111,647

Redeemable non controlling interest	39,555	—

Series B Preferred stock	370,908	349,023

Shareholders’ equity:
Common Stock, par value $0.01 per share	583	577
Additional paid-in capital	181,097	201,281
Retained earnings	147,616	104,493
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(222,616)	(214,641)

Total iGATE Corporation shareholders’ equity	91,966	76,996
Non controlling interest	—	177,183

Total equity	91,966	254,179

Total liabilities, preferred stock and shareholders’ equity	$1,899,238	$1,714,849

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011
Revenues	$271,090	$265,724	$802,348	$511,939
Cost of revenues (exclusive of Depreciation and amortization)	163,269	167,565	488,380	323,563

Gross margin	107,821	98,159	313,968	188,376
Selling, general and administrative	44,064	46,745	127,348	108,915
Depreciation and amortization	10,027	13,667	36,757	25,032

Income from operations	53,730	37,747	149,863	54,429
Other income (loss), net	(16,942)	(23,337)	(56,372)	(7,487)

Income before income taxes	36,788	14,410	93,491	46,942
Income tax expense	8,495	(2,793)	24,007	7,314

Net income before noncontrolling interest	28,293	17,203	69,484	39,628
Noncontrolling interest	—	2,950	4,476	3,437

Net income attributable to iGATE Corporation	28,293	14,253	65,008	36,191
Accretion to Preferred Stock	103	84	295	214
Preferred dividend	7,419	6,769	21,590	15,131

Net income attributable to iGATE common shareholders	$20,771	$7,400	$43,123	$20,846

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
PARTICULARS		2012	2011	2012	2011
Net income attributable to iGATE common shareholders		$20,771	$7,400	$43,123	$20,846
Add: Dividends on Series B Preferred Stock		7,419	6,769	21,590	15,131

		28,190	14,169	64,713	35,977
Less: Dividends paid on
Series B Preferred Stock	[A]	7,419	6,769	21,590	15,131

Undistributed Income		$20,771	$7,400	$43,123	$20,846

Basic and Diluted allocation of Undistributed Income
Common stock	[B]	15,712	5,674	32,619	15,983
Unvested restricted stock	[C]	12	22	26	62
Series B Preferred Stock	[D]	5,047	1,704	10,478	4,801

		$20,771	$7,400	$43,123	$20,846

Shares outstanding:
Common stock		57,318	56,598	57,318	56,598
Unvested restricted stock		45	219	45	219
Series B Preferred Stock		18,411	17,002	18,411	17,002

		75,774	73,819	75,774	73,819

Weighted average shares outstanding:
Common stock	[E]	57,271	56,616	57,076	56,478
Unvested restricted stock	[F]	45	221	45	224
Participating preferred stock	[G]	18,411	17,002	18,411	17,002

		75,727	73,839	75,532	73,704

Weighted average common stock outstanding		57,271	56,616	57,076	56,478
Dilutive effect of stock options and restricted shares outstanding		1,622	1,330	1,638	1,428

Dilutive weighted average shares outstanding	[H]	58,893	57,946	58,714	57,906

Distributed earnings per share:
Participating preferred stock	[I=A/G]	$0.40	$0.40	$1.17	$0.89
Undistributed earnings per share:
Common stock	[J=B/E]	$0.27	$0.10	$0.57	$0.28
Unvested restricted stock	[K=C/F]	$0.27	$0.10	$0.57	$0.28
Participating preferred stock	[L=D/G]	$0.27	$0.10	$0.57	$0.28
Basic earnings per share from operations
Common Stock	[J]	$0.27	$0.10	$0.57	$0.28
Unvested restricted stock	[K]	$0.27	$0.10	$0.57	$0.28
Participating preferred stock	[I+L]	$0.67	$0.50	$1.74	$1.17
Diluted earnings per share from operations	[[B+C]/H]	$0.27	$0.10	$0.56	$0.28

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 18.4 million and 17.0 million for the three months and nine months ended September 30,2012 and 2011, respectively.These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Selected GAAP measures to Non-GAAP measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011
GAAP Net income	$28,293	$14,253	$65,008	$36,191
Adjustments
Amortization of Intangible assets, net of taxes	1,823	2,119	6,118	3,640
Stock Based Compensation, net of taxes	2,469	3,508	6,441	6,726
Acquisition expenses, net of taxes	—	—	—	10,914
Delisting expenses, net of taxes	129	—	2,454	—
Merger and reorganization expenses	764	—	764	—
Forex (gain) / losson acquisition hedging and remeasurement, net of taxes	2,105	(937)	5,259	(15,251)
Severance cost, net of taxes	—	287	—	4,675

Non-GAAP Net income	$35,583	$19,230	$86,044	$46,895

Basic earnings per share from operations
GAAP	$0.27	$0.10	$0.57	$0.28
Non-GAAP	0.47	$0.26	$1.14	$0.64
Diluted earnings per share from operations
GAAP	$0.27	$0.10	$0.56	$0.28
Non-GAAP	0.46	$0.26	$1.12	$0.63
Weighted average shares outstanding, Basic*	75,727	73,839	75,532	73,704

Weighted average dilutive common equivalent shares outstanding*	77,304	74,948	77,125	74,908

*	Includes assumed conversion of 18.4 million, 17.0 million shares of Series B Preferred Stock as of September 30,2012 and 2011 respectively

iGATE CORPORATION

Reconciliation of Net income, net of tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011
Net income attributable to iGATE Corporation	$28,293	$14,253	$65,008	$36,191
Adjustments
Depreciation and amortization	10,027	13,667	36,757	25,032
Interest expenses	21,994	19,546	62,149	32,834
Income tax (benefit) expense	8,495	(2,793)	24,007	7,314
Noncontrolling interest	—	2,950	4,476	3,437
Other income, net	(8,815)	(4,083)	(23,975)	(8,501)
Foreign exchange (gain)/loss	3,763	7,874	18,198	(16,846)
Stock Based Compensation	3,795	4,346	9,270	8,868
Acquisition expenses	—	—	—	10,914
Severance expenses	—	—	—	6,164
Delisting expenses	328	—	3,532	—
Merger and reorganization expenses	764	—	764	—

Adjusted EBITDA (a non-GAAP measure)	$68,644	$55,760	$200,186	$105,407

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believe the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company underlying performance relative to other companies in the industry.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income attributable to iGATE Corporation plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange loss, (v) stock based compensation (vi) acquisition expenses (vii) severance expenses and (viii) delisting expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: [(i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.